Exhibit 10.2

AMENDMENT TO SAILING YACHT MAINTENANCE AGREEMENT

1. This amendment (the "Amendment") is made by Asta Holdings, Corp. and Nikolay Ivanov, parties to the sailing yacht maintenance agreement dated December 19, 2013 (the "Agreement").

2. The Agreement is amended as follows:

The OWNER undertakes to:

3.

Pay to ASTA upon the signing of this contract, the amount of USD 1,000 as a pre-payment for the future services.

4.

 Pay to ASTA 1,000 a month to provide maintenance and management services to the vessel.

The remuneration of ASTA for the above mentioned services is not to exceed USD 6,000 for the period of 6 (six) months.

The Owner covers all vessel’s expenses. If ASTA incurs any immediate expenses with respect to the vessel, ASTA will be reimbursed in full by the owner for these expenses.

3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement or any earlier amendment, the terms of this amendment will prevail.

Asta Holdings, Corp.

/S/ Uladzimir Astafurau

Uladzimir Astafurau

Dated: February 27, 2014

Owner of the sailing yacht

2008 Sea Ray 310 Sundancer

/S/ Nikolay Ivanov

Nikolay Ivanov

Dated: February 27, 2014